Exhibit 23.3

26 September 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2016 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Domtar Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Richmond, Virginia

September 26, 2016

PricewaterhouseCoopers LLP, 1021 East Cary Street, Suite 1250, Richmond, VA 23219-4058
T: (804) 697-1900, F: (804) 697-1901, www.pwc.com/